SCHEDULE 14A INFORMATION

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STERION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sterion Incorporated

13828 Lincoln Street N.E.

Ham Lake, Minnesota 55304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 31, 2005

Notice is hereby given that the 2005 Annual Meeting of Shareholders of Sterion Incorporated (the “Company”) will be held at the Company’s headquarters located at 13828 Lincoln Street, N.E., Ham Lake, Minnesota 55304, on Monday, January 31, 2005, at 3:00 p.m., local time, for the following purposes:

1.

To approve an amendment to the Amended Articles of Incorporation to change the name of the Company to “STEN Corporation.”

2.

To elect two directors to hold office as Class III directors for a three-year term or until their respective successors have been elected and shall qualify.

3.

To transact any other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The board of directors has fixed the close of business on December 6, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  Accompanying this Notice is a Proxy Statement, Form of Proxy and the Company’s Annual Report to Shareholders for the year ended September 30, 2004.

A majority of the outstanding shares of the Company’s common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business at the meeting.  Please complete, date, sign and return the enclosed proxy card promptly.

By Order of the Board of Directors,

/s/ Kenneth W. Brimmer

Kenneth W. Brimmer, Chairman

Ham Lake, Minnesota

December 29, 2004

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

Sterion Incorporated

13828 Lincoln Street N.E.

Ham Lake, Minnesota 55304

PROXY STATEMENT

The board of directors of Sterion Incorporated (the “Company”) is soliciting your proxy for use at the 2005 Annual Meeting of Shareholders to be held on Monday, January 31, 2005 or any postponement(s) or adjournment(s) thereof. This Proxy Statement and the enclosed Form of Proxy will be mailed to shareholders commencing on or about December 29, 2004.

GENERAL INFORMATION

Voting

Each share of the Company’s common stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR Proposal 1 - Amendment to the Company’s Amended Articles of Incorporation to change the name of the Company to “STEN Corporation” and FOR each of the nominees named in Proposal 2 - Election of Directors.

Quorum and Vote Requirements

The total number of shares outstanding as of December 6, 2004 and entitled to vote at the meeting consisted of 1,731,318 shares of common stock, $.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on December 6, 2004 will be entitled to vote at the Annual Meeting.

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters. Broker non-votes are not counted as votes for or against a proposal.

Proposal 1 and the nominees named in Proposal 2 each will be approved by the affirmative vote of the holders of a greater of (a) a majority of the Company’s common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

Revoking A Proxy

If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. Otherwise, your shares will be voted as indicated on your proxy.

Cost and Method of Solicitation

The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of common stock. The Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited by telephone, electronic transmission or in person by directors, officers and employees of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of December 6, 2004, certain information regarding beneficial ownership of the Company’s common stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) each of the directors and director nominees of the Company; (iii) each Named Executive Officer of the Company and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at 13828 Lincoln Street N.E., Ham Lake, MN 55304.

Shares Beneficially Owned
						Percentage
			Shares Acquirable			Beneficially
Name of Beneficial Owner	Shares		within 60 Days (1)		Total	Owned

Allan D. Anderson (2)	0		22,500		22,500	1.3%
Kenneth W. Brimmer (2)(3)	338,715	(4)	142,842	(5)	481,557	25.7%
Gary Copperud (2)(6)	498,285		199,879		698,164	36.2%
CMM Properties, LLC	498,285		129,879		628,164	33.7%
Jeffrey A. Zinnecker (2)(7)	74,011		23,387		97,398	5.5%
Gervaise Wilhelm (2)	3,800		27,500		31,300	1.8%
All Current Officers and Directors as a Group (6 persons)	914,811		420,108		1,334,919	62.1%

__________________

* Less than 1%

(1)

Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options and warrants for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(2)

Director.

(3)

Named Executive Officer.

(4)

Includes 59,215 shares beneficially owned by Mr. Brimmer through his IRA. Includes 218,000 shares over which Mr. Brimmer shares voting and dispositive power with his wife. Also includes 57,500 shares beneficially owned by Mr. Brimmer’s wife in her IRA.

(5)

Includes warrants to purchase 9,405 shares of common stock beneficially owned by Mr. Brimmer through his IRA. Includes warrants to purchase 63,437 shares held jointly by Mr. Brimmer and his wife. Includes warrants to purchase 9,405 shares held by Mr. Brimmer’s wife through her IRA.

(6)

Includes shares held by CMM Properties, LLC, of which Mr. Copperud is the President.  Mr. Copperud has voting and investment control over the shares held by CMM Properties, LLC.

(7)

Includes 10,600 shares held by Zinncorp, Inc., of which Mr. Zinnecker is the President.  Mr. Zinnecker has voting and investment control over the shares held by Zinncorp, Inc.

PROPOSAL 1:

AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

On November 12, 2004, the board of directors has approved, subject to approval by the shareholders at the Annual Meeting, an amendment to the Company’s Amended Articles of Incorporation to change the name of the Company to “STEN Corporation”

On November 8, 2004, the Company sold its medical products group business to Aspen Surgical Products, Inc. (“Aspen”). In conjunction with this sale, the Company sold all rights to the use of the “Sterion” trade name and agreed to change its name following the sale.  The Company’s current business consists of:

▪

Providing emergency oxygen equipment and related products and services to businesses through the Company’s LifeSafe Services subsidiary (additional information regarding this business is available at www.LifeSafeservices.com);

▪

Operating an 11-unit chain of quick-service, drive-through restaurants under the Burger Time name through its Burger Time Acquisition Corporation (“BTAC”) subsidiary (additional information regarding BTAC is available at www.itsburgertime.com); and

▪

Contract manufacturing services for surgical instrument sterilization container systems.

Because the Company’s current businesses are not in the medical products industry, the board believes that the current name does not accurately reflect the nature of the Company’s current businesses.  The board believes it would be desirable to adopt a name that is not associated with any particular industry because of the diversity of businesses conducted by the Company.

The Company does not intend to change its trading symbol for its common stock if shareholders approve of Proposal 1.  The Company’s common stock is currently traded on The Nasdaq SmallCap Market under the symbol “STEN.”  If shareholders approve Proposal 1, the Company plans to make corporate information available at its corporate website at www.stencorporation.com.

If shareholders approve Proposal 1, the Company will file Articles of Amendment to the Amended Articles of Incorporation with the Secretary of State of Minnesota as soon as practicable following the Annual Meeting of Shareholders.  The change in the Company’s name will not affect the validity or transferability of the Company’s outstanding securities nor will it affect the Company’s capital or corporate structure. The Company’s shareholders will not be required to exchange any certificates representing any of the Company’s securities held by them.

Vote Required

Approval of Proposal 1: Amendment of Articles of Incorporation requires the affirmative vote of the holders of a greater of (a) a majority of the Company’s common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL 1.

__________

PROPOSAL 2: ELECTION OF DIRECTORS

Under the Company’s Articles of Incorporation, as amended, the shareholders may from time to time determine the size of the board and the board may increase the number of directors by affirmative vote of two-thirds (2/3) of the directors. Vacancies on the board of directors can be filled by vote of a majority of the directors then in office. Newly created directorships can be filled by vote of two-thirds of the directors then in office. The number of directors is currently set at five.

The Company’s Articles of Incorporation provide that the board of directors is classified into three classes, the members of each class to serve (after an initial transition period) for a staggered term of three years. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. If the number of directors is changed or a director appointed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

At this Annual Meeting, the terms of two incumbent directors, Allan D. Anderson and Jeffrey A. Zinnecker, are expiring.  Messrs. Anderson and Zinnecker have been nominated for election as Class III directors by the independent members of the board of directors and the nomination of each of Mr. Anderson and Zinnecker was confirmed by the full board of directors.  If elected, each of the nominees will serve for a term of three years with their respective terms expiring at the Annual Meeting of Shareholders following fiscal year 2007.

The term of Gervaise Wilhelm, a Class I director, will expire at the Annual Meeting of Shareholders following fiscal year 2005.  The terms of Kenneth W. Brimmer and Gary Copperud, Class II directors, will expire at the Annual Meeting of Shareholders following fiscal year 2006.

It is intended that proxies will be voted for the named nominees.  Each nominee listed below has consented to serve if elected.  The board of directors believes that the nominees named below will be able to serve as directors. However, should any of the nominees be unable to serve as a director, the persons named by the Company as proxies for this Annual Meeting have advised that they will vote for the election of any substitute nominee that the board of directors may propose.

The names and biographical information concerning the nominees and the other directors filling unexpired terms are set forth below, based upon information furnished to the Company by the nominees and directors.

Nominees for Election to the Board of Directors

Class III Directors: Terms Expiring After Fiscal 2007

Jeffrey A. Zinnecker, age 47.  Mr. Zinnecker was appointed as a director in October 2003.  Mr. Zinnecker is president and owner of Zinncorp Inc., an information technology consulting company with offices in Minnesota and Florida.  Mr. Zinnecker has been managing Zinncorp since he founded it in 1989.  Prior to that, Mr. Zinnecker was employed as a technology consultant for Northern States Power Company.

Allan D. Anderson, age 51.  Mr. Anderson has been a director of the Company since October 2000.  Mr. Anderson is currently the Chief Financial Officer and a director of Reliafund, Inc.  Reliafund, Inc. is a third-party processing company of ACH transactions. In January 2001, Mr. Anderson sold his interest in RiverBend Solutions (“RiverBend”) having served as President since August 2000 and as Chief Financial Officer since January 2000. He was a director of RiverBend from 1995 to 2001. Mr. Anderson was the President of Metropolitan Financial Management, Inc. from 1997 to 1999 and served as its Treasurer from 1995 to 1999. He was a director of Metropolitan Financial Management, Inc. from 1991 to 1999. Prior to joining Metropolitan, he was the Chief Financial Officer of Pan Am Systems, Inc. from 1994 to 1995. Mr. Anderson has a degree in Accounting and worked as a CPA and Audit Manager with Arthur Andersen & Co. from 1976 through 1983.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES

_________________________

Directors Serving Continuing Terms

Class I Director: Term Expiring After Fiscal 2005

Gervaise Wilhelm, age 61.  Ms. Wilhelm has been a director of the Company since February 2000.  She has been Chief Executive Officer of Paradigm Diagnostics, a food safety monitoring company, since 2001 and also serves as a director.  She is the managing director of Endomedical Technologies, Inc. a developer and distributor of barrier products for endoscopes.  She has been affiliated with Endomedical Technologies since 1998.  Ms Wilhelm also provides limited consulting services to other medical device companies relative to marketing and staffing issues.

Class II Directors: Terms Expiring After Fiscal 2006

Kenneth W. Brimmer, age 49.  Mr. Brimmer has been a director of the Company since February 1998. Mr. Brimmer has been the Company’s Chief Executive Officer since September 2003.  Mr. Brimmer also has been Chief Manager of Brimmer Company, LLC, a private investment company, since December 2001.  Mr. Brimmer was the Chairman and a Director of Active IQ Technologies, Inc. from April 2000 until June 2003 and was its Chief Executive Officer from April 2000 until December 2001.  Previously, Mr. Brimmer was President of Rainforest Cafe, Inc. from April 1997 until April 2000 and he was also its Treasurer from its inception in 1995 until April 2000. Prior to that, Mr. Brimmer was employed by Grand Casinos, Inc. and its predecessor from October 1990 until April 1997. Mr. Brimmer currently serves on the board of directors of New York Stock Exchange listed Landry’s Restaurants, Inc. Mr. Brimmer also is currently a member of the board of directors of Entrx Corporation, Hypertension Diagnostics, Inc. and Chiral Quest, Inc.  Mr. Brimmer served as the Company’s interim Chief Executive Officer from October 2000 until November 18, 2000.

Gary Copperud, age 46.  Mr. Copperud has been a director of the Company since February 1998. Mr. Copperud has been President of the Company’s Burger Time Acquisition Corporation subsidiary since July 2004.  Mr. Copperud has been president/general manager of CMM Properties, LLC, an investment company with holdings in real estate and stocks, located in Fort Collins, Colorado, since 1993. Prior to that, Mr. Copperud was self-employed in the fields of securities and real estate investment and real estate development.

CORPORATE GOVERNANCE

Board of Directors Attendance at Meetings

During the fiscal year ended September 30, 2004, the Company’s board of directors held five meetings. In addition, the Company’s directors took a number of different actions by written action during the fiscal year.  Each incumbent director attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings of all committees on which he or she served during fiscal year ending September 30, 2004.

The Company does not have a formal policy on attendance at meetings of the Company’s shareholders.  However, the Company encourages all board members to attend all meetings, including the Annual Meeting of Shareholders.  All five of the Company’s directors then holding office attended the 2005 Annual Meeting of Shareholders.

Description of Committees of the Board of Directors

The board of directors has established a Compensation Committee and an Audit Committee.  The composition and function of these committees are set forth below.

Audit Committee

The Company’s Audit Committee is comprised of Allan D. Anderson (Chair), Gervaise Wilhelm and Jeffrey A. Zinnecker.  The Audit Committee assists the board by reviewing the integrity of the Company’s financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by the Company with certain legal and regulatory requirements.  The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors.  The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission.  The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles and the Company’s internal control processes.  The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.  The Committee acts under a written charter first adopted and approved by the board of directors on April 27, 2000 and most recently amended on December 11, 2003.  During the fiscal year ended September 30, 2004, the Audit Committee met four times.

The board of directors has determined that all members of the Audit Committee are “independent” directors under the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission.  The Company’s board of directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, the board of directors has determined that Mr. Anderson meets the Securities and Exchange Commission definition of an “audit committee financial expert.”  A report of the Audit Committee is set forth below.

Compensation Committee

The Compensation Committee reviews and makes recommendations to the board concerning salaries, bonus awards and benefits for officers and key employees.  Members of the Compensation Committee are Mr. Allan D. Anderson, Ms. Gervaise Wilhelm and Mr. Jeffrey A. Zinnecker.  During fiscal year ended September 30, 2004, the Compensation Committee met one time.

Nomination and Shareholder Communications Processes

The Company does not currently have a nominating committee.  The board as a whole performs certain of the functions typical of a nominating committee, including the identification and recruitment of nominees for election as a director of the Company.  The board believes that a nominating committee separate from the whole board is not necessary at this time to ensure that candidates are appropriately evaluated and selected, given the size of the Company and the board.  The board also believes that, given the Company’s size and the size of its board, an additional committee of the board would not add to the effectiveness of the evaluation and nomination process.  For these reasons, the board believes it is not appropriate to have a nominating committee.

Three of the five members of the board, Messrs. Anderson, Zinnecker and Ms. Wilhelm are “independent” as that term is defined by The Nasdaq Stock Market and the rules of the Securities and Exchange Commission.  These independent directors participate in the consideration of director nominees and select the nominees for election of director.  The independent directors unanimously selected and recommended each of the director nominees for election at this 2005 Annual Meeting of Shareholders, except that Mr. Anderson and Mr. Zinnecker abstained with respect to the recommendation of his own nomination.

The board’s process for recruiting and selecting nominees is for board members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as an effective director to the Company’s governance, and who are willing to serve as a director of a public company.  Generally, the board will first consider current board members since they meet the criteria listed above and possess an in-depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives.  This level of knowledge has proven very valuable to the Company.  Each of the nominees for election as a director at this 2005 Annual Meeting of Shareholders was elected by the shareholders at the 2005 Annual Meeting of Shareholders.  To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees.

After a possible candidate is identified, the individual meets with various members of the board to discuss their possible interest and willingness to serve, and board members discuss amongst themselves the individual’s potential to be an effective board member.  If the discussions and evaluation are positive, the individual is invited to serve on the board.

The board will consider shareholder recommendations for candidates to serve on the board and would evaluate any shareholder recommended nominee using the same process as applied to any other candidate.  In evaluating candidates, the board will require that candidates possess, at a minimum, a desire to serve on the Company’s board, an ability to contribute to the effectiveness of the board, an understanding of the function of the board of a public company and relevant industry knowledge and experience.  In addition, while not required of any one candidate, the board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies.  Collectively, the composition of the board must allow the Company to meet the listing standards of The NASDAQ Stock Market.  In evaluating any candidate for director nominee, the board will also evaluate the contribution of the proposed nominee toward compliance with The Nasdaq Stock Market listing standards.

Any shareholder who desires to communicate directly with the board of directors of the Company may address correspondence to the whole board, or any particular member of the board, in care of the Corporate Secretary at the Company’s offices:  13828 Lincoln Street N.E., Ham Lake, Minnesota 55304.  All communications delivered in this manner will be promptly forwarded to the specified addressee, without alteration.

CODE OF ETHICS AND CODE OF CONDUCT

The Company has adopted a code of ethics relating to financial reporting that applies to its principal executive officer, principal financial officer, principal accounting officer and controller and other persons performing similar functions.  This code of ethics is included in the Company’s Code of Ethics filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission.

The Company has also adopted a code of business conduct applicable to each of its directors, officers and employees to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules and regulations.  This code of conduct is available on the Company’s website at www.sterion.com, and if shareholders approve the change in the Company’s name to “STEN Corporation” as described in Proposal 1, the Company intends to make the Code of Conduct and other corporate information available at www.stencorporation.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of Mr. Allan D. Anderson (Chair), Ms. Gervaise Wilhelm and Mr. Jeffrey A. Zinnecker.  In accordance with its charter, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Virchow, Krause & Company, LLP.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The discussions with Virchow, Krause & Company, LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Virchow, Krause & Company, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Virchow, Krause & Company, LLP.

Based on the discussions with management and Virchow, Krause & Company, LLP, the Audit Committee’s review of the representations of management and the report of Virchow, Krause & Company, LLP, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2004 filed with the Securities and Exchange Commission.

Submitted By The Audit Committee Of The Company’s Board Of Directors

Allan D. Anderson Gervaise Wilhelm     Jeffrey A. Zinnecker

INFORMATION REGARDING EXECUTIVE OFFICERS

Below is certain biographical and other information regarding the Company’s Chief Financial Officer, Mark F. Buckrey.  Information regarding Kenneth W. Brimmer, the Company’s Chief Executive Officer and Gary Copperud, President of the Company’s subsidiary, Burger Time Acquisition Corporation, is set forth above under Nominees for Election to the Board of Directors.

Mark F. Buckrey, age 46.  Mr. Buckrey has served as the Chief Financial Officer of the Company since August 2002.  Mr. Buckrey joined the Company in November 2001 as Controller.  Prior to joining the Company, Mr. Buckrey was employed by Birch Bridge Communications, formerly Uniplex Corporation, for more than 10 years, first as Controller, and then as Vice President.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for the years indicated earned by or awarded to Kenneth W. Brimmer, the Company’s Chief Executive Officer effective September 23, 2003 (the “Named Executive Officer”).  None of the Company’s other executive officers earned or were awarded total cash compensation that exceeded $100,000 in fiscal year 2004.

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation
	Year Ended			Securities Underlying	All Other
Name and Principal Position	Sept. 30,	Salary	Bonus	Options	Compensation

Kenneth W. Brimmer (1)	2004	$9,000	$—	5,000 (2)	—
Chief Executive Officer	2003	—	—	5,000 (2)	—
	2002	—	—	5,000 (2)	—

(1)

Mr. Brimmer began serving as the Company’s Chief Executive Officer as of September 23, 2003.

(2)

Represents options to purchase common stock granted to Mr. Brimmer as a member of the board of directors for service in the fiscal year noted.

The following table provides information regarding stock option grants during the fiscal year ended September 30, 2004 to the Named Executive Officer.

Stock Options Granted in Fiscal Year 2004
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Kenneth W. Brimmer	5,000 (1)	2.4%	$6.00	12/11/2008
	50,000 (2)	24.4%	$6.00	12/11/2008

(1)

Represents an option to purchase common stock granted to Mr. Brimmer as a member of the board of directors for service in the 2003 fiscal year.

(2)

Represents an option granted to Mr. Brimmer for his guarantee of indebtedness of the Company.

The following table summarizes stock option exercises during the fiscal year ended September 30, 2004 and the total number of options held at the end of fiscal year 2004 by the Named Executive Officer.

Aggregated Option Exercises in Fiscal year 2004 and Fiscal Year End Option Values

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised		In-the-Money
	Acquired on	Value	Options at Sept. 30, 2004		Options at Sept. 30, 2004
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth W. Brimmer	—	—	70,000	—	$8,975	—

(1)

The values have been calculated based on the closing bid price of $5.42 for the Company’s common stock as of September 30, 2004 (before payment of applicable income taxes).

Employment Agreements

The Company does not have a written employment agreement with Kenneth W. Brimmer, the Company’s Chief Executive Officer.  However, the Company’s board of directors adopted resolutions providing that Mr. Brimmer will be paid a monthly salary of $1,000 beginning in January 2004 and an incentive bonus up to $150,000, at the board’s discretion, payable on or about December 15, 2004.  The criteria used by the board in determining the bonus were based on the Company’s performance exceeding the financial goals established for the year.  In conjunction with the Company’s sale of its medical products business to Aspen Surgical in November 2004, Mr. Brimmer entered into a consulting agreement with Aspen Surgical pursuant to which Aspen Surgical paid him a consulting/non-compete fee of $250,000.  At the time of the closing of the transaction with Aspen Surgical, Mr. Brimmer and Compensation Committee determined that Mr. Brimmer would forgo any incentive payment for fiscal 2004.  Mr. Brimmer and the Compensation Committee also agreed that Mr. Brimmer’s employment arrangement would continue for fiscal 2005 on terms similar to those of fiscal year 2004.  Therefore, for fiscal year 2005, Mr. Brimmer will be paid a monthly salary of $1,000 and will be eligible for a discretionary incentive bonus, payable on or about December 15, 2005.

The Company currently does not have a written employment agreement with Gary Copperud, who has been President of the Company’s BTAC subsidiary since July 2004.  For his service as President of BTAC, the Compensation Committee has determined that Mr. Copperud will be paid a salary of $1,000 per month, plus an annual discretionary bonus to be paid in December 2005. In conjunction with the Company’s sale of its medical products business to Aspen Surgical in November 2004, Mr. Copperud entered into a consulting agreement with Aspen Surgical pursuant to which Aspen Surgical paid him a consulting/non-compete fee of $250,000.

Director Compensation

The Company has historically paid its non-employee directors a fee of $1,000 per quarter and the chairman $1,250 per quarter.  The board, in its discretion, accepted no cash during fiscal year 2004 or 2003.  In November 2004, the Company paid each of its independent directors $4,000 representing compensation of $1,000 per quarter for each of the four quarters in calendar year ending December 31, 2004.  The Company also typically grants each board member an option to purchase its common stock for service in the fiscal year.  On December 3, 2004, each of Messrs. Anderson and Zinnecker and Ms. Wilhelm, the Company’s independent directors, received a five-year option to purchase 2,500 shares of the Company’s common stock for board service in fiscal year 2004.  These options were granted under the Company’s 2000 Stock Option Plan.  The exercise price of these options is $6.00 per share, the fair market value of the Company’s common stock on the date of grant and the options are fully vested and exercisable as of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Burger Time Purchase

On July 1, 2004, the Company completed the purchase, through its wholly-owned subsidiary, Burger Time Acquisition Corporation (“BTAC”), of substantially all of the assets and certain liabilities of Burger Time Corporation (“Burger Time”) relating to Burger Time’s fast food restaurant business operated under the same name.  In connection with this purchase, Gary Copperud, a director of the Company, personally guaranteed the obligations of BTAC relating to the purchase.  The obligations guaranteed by Mr. Copperud in conjunction with BTAC were satisfied by the Company in November 2004. Mr. Copperud received no consideration from the Company or BTAC in exchange for his guaranty, which was approved by the Company’s Audit Committee.

LifeSafe Purchase

On November 26, 2003, the Company completed the purchase, through its wholly-owned subsidiary, LifeSafe Services, Inc., of substantially all of the assets and certain liabilities of SOS International, Inc. (“SOS”) and certain assets of Complient Corporation relating to SOS’s business of buying, leasing and servicing emergency oxygen tanks.

Concurrently with the closing of the acquisition, the Company increased the amount available under its credit facility with Citizens Independent Bank of Hopkins, Minnesota (“Citizens Bank”) from $1,000,000 to $1,800,000.  The Company also entered into a new five-year term loan in the amount of $1,500,000 with Citizens Bank and repaid its previous term loan of $473,000 to Citizens Bank.  The Company granted Citizens Bank a security interest in substantially all of the assets of the Company to secure this indebtedness.  The Company repaid this indebtedness in November 2004 and the credit facilities with Citizens Bank were cancelled at that time of repayment.

The Company’s indebtedness to Citizens Bank was guaranteed by Kenneth W. Brimmer, the Company’s Chief Executive Officer and a director, and Gary Copperud, a director of the Company. In exchange for this guaranty, the Company’s Audit Committee approved a grant on December 11, 2003 to each of Mr. Brimmer and Mr. Copperud of a five-year non-qualified option to purchase 50,000 shares from the Company’s 2000 Stock Option Plan.  The exercise price of these options is $6.00 per share, which was in excess of the fair market value of the Company’s common stock on the date of grant.  The option and the guaranty by Messrs. Brimmer and Copperud were approved by the Company’s Audit Committee. The obligations guaranteed by Messrs. Brimmer and Copperud in relation to LifeSafe were satisfied by the Company in November 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% shareholders (insiders) of the Company are required to file reports on Forms 3, 4, and 5 of their beneficial holdings and transactions in the Company’s common stock.  To the Company’s knowledge, all insiders of the Company made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during fiscal year 2004.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

The Company anticipates holding its 2006 Annual Meeting on or about April 15, 2006 and anticipates mailing its materials on or about March 1, 2006.  Any shareholder proposal intended for inclusion in the Company’s proxy material for the 2006 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than the close of business on December 16, 2005.

A shareholder who wishes to make a proposal for consideration at the 2006 Annual Meeting, but does not seek to include the proposal in the Company’s proxy material, must notify the Secretary of the Company. The notice must be received no later than January 15, 2006. If the notice is not timely, then the persons named on the Company’s proxy card for the 2006 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Virchow, Krause & Company, LLP, independent certified public accountants, served as independent accountants of the Company for the fiscal year ended September 30, 2004. The Company has selected Virchow, Krause & Company, LLP to serve as its auditors for the year ended September 30, 2004.

Representatives of Virchow, Krause & Company, LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

The following is an explanation of the fees billed to the Company by Virchow, Krause & Company, LLP for professional services rendered for the fiscal years ended September 30, 2004 and September 30, 2003, which totaled $101,007 and $131,802, respectively.

Audit Fees

The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-QSB, or other services normally provided by Virchow, Krause & Company, LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2004 and September 30, 2003 totaled $58,825 and $80,245, respectively.

Audit-Related Fees

The aggregate fees billed to the Company for professional services for assurance and related services by Virchow, Krause & Company, LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees,” including statutory filings and accounting consultations.  These services related to accounting analysis in connection with the Company’s May 2003 sale of certain of its sterile container product line to STERIS Corporation and an inventory and costing systems analysis for the fiscal years ended September 30, 2004 and September 30, 2003 totaled $34,077 and $35,146, respectively.

Tax Fees

The aggregate fees billed to the Company by Virchow, Krause & Company, LLP for professional services related to tax compliance, tax advice, and tax planning, including services related to the Company’s federal, state, franchise and income tax filings for the fiscal years ended September 30, 2004 and September 30, 2003 totaled $8,105 and $16,411, respectively.

All Other Fees

There were no additional fees for professional services or products not previously disclosed for fiscal years ended September 30, 2004 and 2003.

Audit Committee Pre-Approval Procedures

The Company has adopted pre-approval policies and procedures for the Audit Committee require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management.  Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for 2004 were pre-approved by the Audit Committee or a member of the Committee before Virchow, Krause & Company, LLP was engaged to render the services.

ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended September 30, 2004, which includes the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company’s Annual Report on Form 10-KSB, excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other matters that may come before the 2005 Annual Meeting. However, if matters other than those referred to above should properly come before the 2005 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Kenneth W. Brimmer

Kenneth W. Brimmer

Chairman of the Board